Exhibit 99.1

mateon launchES its AI telemedicine platform for post marketing survey to support its drug product for India, PULMOHEAL™

AGOURA HILLS, California, Feb 1, 2021 (GLOBE NEWSWIRE) — Mateon Therapeutics, Inc. (OTCQB:MATN) (“Mateon”), a leading developer of TGF-β therapeutics for oncology and infectious diseases, announce today that it has launched its artificial intelligence (AI) telemedicine platform for post marketing survey (PMS) to support the launch of its drug product, PulmoHealTM. The PMS module, with its previously announced AI mobile app, ArtiHealth™, rounds out the company’s AI telemedicine solution.

The combination of the drug and telemedicine targets patients for respiratory health, including COVID-19, in India. Initially the drug and device combination will only be available in India through our Indian partner, Windlas, with the drug marketed under brand name PulmoHealTM.

“Mateon’s artificial intelligence (AI) telemedicine platform for post marketing survey (PMS), will provide large scale real world clinical data necessary for a systematic evaluation of PulmoHealTM in respiratory diseases such as COVID-19, COPD and asthma,” said Saran Saund, CBO and GM of AI Division of Mateon.

Artemisinin- the active component of PulmoHealTM- displays multiple pharmacological actions against inflammation, viral infections, cell and tumour proliferation, inflammation, invasion, and metastasis. The use of artemisinins against different respiratory diseases has been widely investigated but not in a systematic way. Our PMS platform is meant to collect large amount of real-world evidence for safety and efficacy that would be instrumental in disease expansion of PulmoHealTM. Patients can access the PMS survey either via the website: https://pulmoheal.com or by scanning QR code from the PulmoHealTM package.

“We are thrilled to launch PulmoHealTM for respiratory patients based on successful outcome of ARTI-19 interim data,” said Hitesh Windlas, MD, Windlas. “Deploying a safe and effective treatment for respiratory patients we look forward to leveraging Mateon’s AI Telemedicine platform to expand the number of indications that PulmoHealTM can address.”

The interim report of 60 patients of the ARTI-19 study found PulmoHealTM to be significantly effective by more than doubling the recovery rate of COVID-19 patients.

Mike Potts, VP of Artificial Intelligence (AI), Mateon, commented, “I am excited with the launch of our telemedicine PMS platform to support PulmoHealTM. We built this telemedicine platform to support future clinical studies and not for PulmoHeal alone. We intend to continue developing and integrating our AI & Blockchain technologies to streamline and accelerate clinical trials worldwide.”

Amit Shah, CFO of Mateon, commented, “This is an exciting stage of the company with the launch of the PMS module filling out another component of our AI telemedicine practice. The commercial launch of our drug and device combination with our Indian partner Windlas establishes an important milestone for us. With our continued drive to remove inefficiencies from the drug development and clinical trials processes, the launch of the PMS telemedicine module sets the stage for continual improvement of drug development and clinical trials”.

About Windlas Biotech Pvt. Ltd, India

Windlas is a 20-year-old company with a strong track record of research, development, manufacturing and distribution of pharmaceutical products in India, USA and several other emerging markets. It has four large scale manufacturing facilities employing more than 1500 employees and is the 5th largest Contract Development and Manufacturing Organization (CDMO) serving top innovator as well as generic pharma companies across the world. It has developed more than 500 different formulations (> 2Billion doses annually) of anti-viral, cardiovascular, anti-diabetic, anti-infective, CNS and dermatology products.

About ARTIVedaTM/PulmoHealTM

The product, ARTIVedaTM, is a formulated plant extract of the indigenous plant Artemisia, known in Sanskrit texts as Damanaka. ARTIVedaTM is the first Ayurvedic drug against COVID-19 through TGF-β inhibition. ARTIVedaTM is expected to be effective through the entire infection cycle. The active component of ARTIVedaTM has been identified as artemisinin. Through proprietary GMP quality extraction and manufacturing processes, the Artemisia extract was rendered active against SARS-CoV-2 with robust Safety Index (SI) greater than 100 (ratio of nonspecific cell kill versus viral kill). Other extracts have SI <10. Testing was performed at the US NIAID core viral laboratory. The product is protected by a patent portfolio of over 15 international patents by Mateon’s R&D. The mechanism of action against COVID-19 has been confirmed in 5 key peer reviewed international scientific/medical publications. ARTIVedaTM is designed to target multiple viral threats including COVID-19 by suppressing both viral replication and clinical symptoms that arise from viral infection. A phase IV trial looking at ARTIVedaTM in COVID-19 is ongoing in India and globally. We are expecting the product to be a cost effective prophylactic suitable for global deployment.

About Mateon Therapeutics

Mateon was created by the recent reverse merger with Oncotelic, which became a wholly owned subsidiary of Mateon, thereby creating an immuno-oncology company dedicated to the development of first in class RNA therapeutics as well as small molecule drugs against cancer and infectious diseases. OT-101, the lead immuno-oncology drug candidate of Mateon/Oncotelic, is a first-in-class anti-TGF-βRNA therapeutic that exhibited single agent activity in some relapsed/refractory cancer patients in clinical trial settings. OT-101 also has activity against SARS-CoV-2. Mateon/Oncotelic is seeking to leverage its deep expertise in oncology drug development to improve treatment outcomes and survival of cancer patients with a special emphasis on rare pediatric cancers. Mateon has rare pediatric designation for DIPG (OT-101), melanoma (CA4P), and AML (OXi4503). For more information, please visit www.oncotelic.com and www.mateon.com.

Mateon’s Cautionary Note on Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this communication regarding strategy, future operations, future financial position, prospects, plans and objectives of management are forward-looking statements. Words such as “may”, “expect”, “anticipate” “hope”, “vision”, “optimism”, “design”, “exciting”, “promising”, “will”, “conviction”, “estimate,” “intend,” “believe”, “quest for a cure of cancer”, “innovation-driven”, “paradigm-shift”, “high scientific merit”, “impact potential” and similar expressions are intended to identify forward-looking statements. Forward-looking statements contained in this press release include, but are not limited to, statements about future plans, the progress, timing, clinical development, scope and success of future clinical trials, the reporting of clinical data for the company’s product candidates and the potential use of the company’s product candidates to treat various cancer indications. Each of these forward-looking statements involves risks and uncertainties and actual results may differ materially from these forward-looking statements. Many factors may cause differences between current expectations and actual results, including unexpected safety or efficacy data observed during preclinical or clinical studies, clinical trial site activation or enrollment rates that are lower than expected, changes in expected or existing competition, changes in the regulatory environment, failure of collaborators to support or advance collaborations or product candidates and unexpected litigation or other disputes. These risks are not exhaustive, the company faces known and unknown risks, including the risk factors described in the company’s annual report on Form 10-K filed with the SEC on April 10, 2019 and in the company’s other periodic filings. Forward-looking statements are based on expectations and assumptions as of the date of this press release. Except as required by law, the company does not assume any obligation to update forward-looking statements contained herein to reflect any change in expectations, whether as a result of new information future events, or otherwise.

Contact Information:

For Mateon Therapeutics, Inc.:

Amit Shah

ashah@oncotelic.com